Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8
(No. 333-261372) of DLocal Limited of our report dated March 18, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Gustavo Ariel Vidan

Partner

Buenos Aires, Argentina

March 18, 2024

Price Waterhouse & Co. S.R.L., Bouchard 557, piso 8°, C1106ABG - Ciudad de Buenos Aires

T: +(54.11) 4850.0000, www.pwc.com/ar